INDEPENDENT AUDITORS' CONSENT




Osmonics, Inc.:


We consent to the incorporation by reference in Registration Statements No. 33-25228 and No. 33-537 of Osmonics, Inc. on Form S-8 of our reports dated February 10, 1995 appearing and incorporated by reference in this Annual Report on Form 10-K of Osmonics, Inc. for the year ended
December 31, 1994.

/s/Deloitte & Touche LLP

Minneapolis, Minnesota
March 27, 1995